Exhibit (a)(1)(iv)

Offer by

CME GROUP INC.

to Purchase for Cash

up to 6,250,000 Shares of its Class A Common Stock

(including the Associated Preferred Stock Purchase Rights)

at a Purchase Price of $560.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 29, 2007, UNLESS THE TENDER OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 1, 2007 and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the “Tender Offer”) in connection with the offer by CME Group Inc., a Delaware corporation (“CME Group”), to purchase up to 6,250,000 shares of its Class A Common Stock, par value $0.01 per share, including the associated preferred stock purchase rights (such shares, together with all other outstanding shares of Class A common stock of CME Group, are herein referred to as the “shares”), at a price of $560.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer.

We are the holder of record of shares held for your benefit and account. As such, we are the only ones who can tender your shares pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender shares held by us for your account.

CME Group will pay $560.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, for the shares properly tendered and not properly withdrawn pursuant to the Tender Offer and accepted for purchase, taking into account the number of shares so tendered. CME Group will purchase all shares properly tendered and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, including the provisions relating to “odd lot” priority, proration and conditional tender described in the Offer to Purchase.

Shares tendered and not purchased because of proration or conditional tenders will be returned, at CME Group’s expense, to the stockholders who tendered such shares promptly after the expiration of the Tender Offer. CME Group also expressly reserves the right, in its sole discretion, to purchase additional shares subject to applicable legal requirements. See Section 1 of the Offer to Purchase.

As described in the Offer to Purchase, if fewer than all shares properly tendered and not properly withdrawn pursuant to the Tender Offer are to be purchased by CME Group, CME Group will purchase tendered shares in the following order of priority:

•

first, from all holders of an aggregate of fewer than 100 shares (“odd lots”) who (1) tender all shares owned beneficially or of record (partial tenders will not qualify for this preference); and (2) complete the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery;

•

second, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, on a pro rata basis, subject to appropriate adjustment to avoid purchases of fractional shares; and

•

third, only if necessary to permit CME Group to purchase 6,250,000 shares (or such greater number of shares as CME Group may elect to purchase, subject to applicable law), from holders who have tendered shares conditionally (for which the condition was not initially satisfied), to the extent feasible, by random lot. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

We request instructions as to whether you wish us to tender any or all of the shares held by CME Group for your account upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Tender Offer, the proration period and withdrawal rights expire at 5:00 P.M., New York City time, on Wednesday, August 29, 2007, unless the Tender Offer is extended by CME Group.

2. The Tender Offer is not conditioned upon any minimum number of shares being tendered. The Tender Offer is, however, subject to certain other conditions set forth in the Offer to Purchase. See Section 7 of the Offer to Purchase.

3. The Tender Offer is for up to 6,250,000 shares, constituting approximately 11.4% of CME Group’s outstanding shares as of July 25, 2007.

4. Tendering stockholders who are registered stockholders or who tender their shares directly to Computershare Trust Company, N.A., the Depositary, will not be obligated to pay any brokerage commissions or fees to CME Group, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on CME Group’s purchase of shares pursuant to the Tender Offer.

5. If you hold beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the expiration of the Tender Offer and check the box captioned “Odd Lots” on the attached Instruction Form, CME Group will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn pursuant to the Tender Offer.

6. If you wish to condition your tender upon the purchase of all shares tendered or upon CME Group’s purchase of a specified minimum number of the shares which you tender, you may elect to do so and thereby avoid possible proration of your tender. CME Group’s purchase of shares from all tenders which are so conditioned will be determined by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares, all such shares will be tendered unless otherwise specified on the Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

The Tender Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares in any jurisdiction in which the making of the Tender Offer or acceptance thereof would violate the laws of such jurisdiction. In any jurisdiction the laws of which require that the Tender Offer be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on behalf of CME Group by Lehman Brothers Inc., the Lead Dealer Manager for the Tender Offer, or William Blair & Company, L.L.C., the Co-Dealer Manager for the Tender Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

The board of directors of CME Group has approved the Tender Offer. However, none of CME Group or its board of directors or the Lead Dealer Manager, the Co-Dealer Manager, the Depositary or the Information Agent for the Tender Offer is making any recommendation to any stockholder as to whether to tender or refrain from tendering shares. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender. CME Group’s directors and executive officers have advised CME Group that they do not intend to tender any shares pursuant to the Tender Offer.

INSTRUCTION FORM

with Respect to the Offer by

CME GROUP INC.

to Purchase for Cash

up to 6,250,000 Shares of its Class A Common Stock

(including the Associated Preferred Stock Purchase Rights)

at a Purchase Price of $560.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 1, 2007 and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Tender Offer”), in connection with the offer by CME Group Inc., a Delaware corporation (“CME Group”), to purchase up to 6,250,000 shares of its Class A Common Stock, par value $0.01 per share, including the associated preferred stock purchase rights (such shares, together with all other outstanding shares of Class A common stock of CME Group, are herein referred to as the “shares”), at a price of $560.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions of the Tender Offer.

The undersigned hereby instruct(s) you to tender to CME Group the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Tender Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                      SHARES*

* Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

(See Instruction 13 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

(See Instruction 12 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon CME Group purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by CME Group pursuant to the terms of the Tender Offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, CME Group may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

SIGN HERE

Signature(s):

Name(s):

(PLEASE PRINT)

Taxpayer Identification or Social Security Number:

Address(es):

(INCLUDING ZIP CODE)

Daytime Area Code and Phone Number:

Date:                         , 2007